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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Alteon Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-60576, 33-89134, 333-91437, 333-39429, 333-04496, 333-69304,
333-126563) on Form S-8 and in the registration statements (Nos. 333-106048, 333-48964, 333-44453, 333-56512) on Form S-3 of Alteon Inc. of our report dated March 3, 2004, with respect to the statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2003, which report appears in the December 31, 2005 annual report on Form 10-K of Alteon Inc.


/s/ KPMG LLP

Short Hills, New Jersey
March 23, 2006